Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 18, 2015 with respect to the consolidated financial statements of DAVIDs TEA Inc. in the Registration Statement on Form F-1 for the registration of common shares of DAVIDs TEA Inc.

/s/Ernst & Young LLP

Montreal, Canada

May 18, 2015

(1) CPA auditor, CA, public accountancy permit no. A112179